 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2011

  SMARTPAY EXPRESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-120967
(Commission File Number)

20-1204606
(I.R.S. Employer Identification No.)

5th Floor, Chigo Sales Center
Fenggang Road, Lishui Town, Nanhai
Guangdong Province, The People's Republic of China
(Address of principal executive offices)

011-86-757-88781771
(Registrant's telephone number)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

This Current Report on Form 8-K is filed by SmartPay Express, Inc., a Nevada corporation (the "Registrant"or the "Company"), in connection with the items described below.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2011, Mr. Jin Liu resigned as the Vice President and Chief Financial Officer of the Company. Mr. Liu resigned as an officer of the Company for personal reasons, and not because of any disagreement with the Company concerning its operations, policies or procedures.

Effective May 1, 2011, Ms. Xianxia Wang was appointed as Chief Financial Officer of the Company.

Ms. Xianxia Wang, age 28, had been the financial director of Guangzhou Historical Videos and Cultural Communications Co., Ltd. from June 2010 to April 2011. Previously, she was an accountant at Chigo Holdings, Ltd (HK: 0449) from August 2007 to April 2011. From September 2004 to May 2005, she was an accountant at Nanjing Qingye Hardware Co., Ltd. And from March 2003 to September 2004, she was an accountant at Dongguan Hongyan Industrial & Trading Co., Ltd. Ms. Wang has an associate degree in Financial Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Smartpay Express, Inc.

Date: May 13, 2011	By:	/s/ Ping Tang
Ping Tang
Chief Executive Officer